Exhibit 10.2

ASSET PURCHASE AGREEMENT

BETWEEN

SMURFIT-STONE CONTAINER CANADA INC.

AND

MBI LIMITED/LIMITÉE

AND

SMURFIT-MBI

AND

FRANCOBEC COMPANY

AND

B.C. SHIPPER SUPPLIES LTD.

AND

SMURFIT-STONE CONTAINER CANADA, L.P.

MADE AS OF

June 30, 2010

TABLE OF CONTENTS

ARTICLE 1 - INTERPRETATION		1

1.01	Definitions	1
1.02	Headings	6
1.03	Extended Meanings	6
1.04	Statutory References	6
1.05	Currency	6
1.06	Schedules	6

ARTICLE 2 - TRANSFER OF ASSETS		7

2.01	Transfer of Acquired Assets	7
2.02	Excluded Assets	8
2.03	Purchase Price	9
2.04	Excluded Liabilities	9
2.05	Tax Elections	10
2.06	Transfer Taxes	11
2.07	Amounts Received After Effective Time	11
2.08	Non-Assignable Contracts and Commitments	11
2.09	CAAFs	12
2.10	Authorizations	12

ARTICLE 3 - REPRESENTATIONS AND WARRANTIES		12

3.01	Sellers’ Representations and Warranties	12
3.02	Purchaser’s Representations and Warranties	13

ARTICLE 4 - COVENANTS		14

4.01	Employees	14
4.02	Pension and Benefits	14
4.03	Environmental Matters	14
4.04	Cooperation on Tax Matters	15

ARTICLE 5 - GENERAL		15

5.01	Further Assurances	15
5.02	Benefit of the Agreement	15
5.03	Entire Agreement	16
5.04	Amendments and Waivers	16
5.05	Assignment	16
5.06	Notices	16
5.07	Plan Prevails	17
5.08	Governing Law	17
5.09	Attornment	17
5.10	Counterparts	17
5.11	Electronic Transmission	17

ASSET PURCHASE AGREEMENT

THIS AGREEMENT is made as of June 30, 2010

BETWEEN                            SMURFIT-STONE CONTAINER CANADA INC., a company existing under the laws of the Province of Nova Scotia (“SSC Canada”); MBI LIMITED/LIMITÉE, a corporation existing under the laws of the Province of New Brunswick (“MBI”); SMURFIT-MBI, a limited partnership existing under the laws of the Province of Ontario (“Smurfit-MBI”), acting and represented by its general partner, MBI; FRANCOBEC COMPANY, an unlimited company existing under the laws of the Province of Nova Scotia (“Francobec”); and B.C. SHIPPER SUPPLIES LTD., a corporation existing under the laws of the Province of British Columbia (“BCSS”) (collectively, the “Sellers”); and

SMURFIT-STONE CONTAINER CANADA, L.P., a limited partnership existing under the laws of the Province of Ontario (the “Purchaser”), herein acting by 3242795 Nova Scotia Limited, its general partner (the “General Partner”);

WHEREAS the Sellers wish to sell, convey, transfer and assign the Acquired Assets (as hereinafter defined) to the Purchaser, and the Purchaser wishes to acquire the Acquired Assets from the Sellers, upon and subject to the terms and conditions set out in this Agreement;

NOW THEREFORE, in consideration of the covenants and agreements herein contained, the parties agree as follows:

ARTICLE 1 - INTERPRETATION

1.01                           Definitions

(1)           In this Agreement, unless something in the subject matter or context is inconsistent therewith:

“Acquired Assets” has the meaning set out in Section 2.01.

“Administrative Expense Claims” has the meaning set out in the Plan.

“Affected Unsecured Creditors” has the meaning set out in the Plan.

“Agreement” means this asset purchase agreement, including its preamble and schedules, as amended from time to time.

“Applicable Law” means:

(i)                                     any domestic or foreign law including any statute or subordinate legislation as enacted and enforceable at the Effective Time; and

(ii)                                  any guideline, directive, rule, standard, requirement, policy, order, judgment, injunction, award or decree of a Governmental Authority having the force of law at the Effective Time.

“Assumed Contracts” has the meaning set out in Section 2.01(1)(h).

“Assumed Liabilities” means the following liabilities of the Sellers: (i) all existing and future obligations of SSC Canada and Smurfit-MBI under the Canadian Collective Bargaining Agreements (excluding, for greater certainty, Non-Transferred CBAs); (ii) all existing and future obligations of SSC Canada and Smurfit-MBI under the Canadian Pension Plans (including all unfunded liabilities thereunder) as set out in Section 4.02; (iii) all existing and future obligations of SSC Canada and Smurfit-MBI under the Canadian Employee Benefit Plans; (iv) accrued liabilities relating to the wages and benefits of Employees employed by the Purchaser pursuant to Section 4.01(1) except to the extent specifically indicated as an Excluded Liability; (v) outstanding severance obligations of the Sellers to Employees and former employees of Sellers at the Effective Time; (vi) obligations relating to the Assumed Contracts that constitute Post-Filing Claims that are not otherwise satisfied pursuant to the Plan; (vii) obligations regarding any Authorizations relating to the Acquired Assets; (viii) all obligations arising in the ordinary course of the Sellers to their customers, vendors and suppliers to the extent such obligations constitute Post-Filing Claims that have not been otherwise satisfied under the Plan; (ix) all liabilities with respect to the Acquired Assets arising after the Effective Time; and (x) the liabilities set forth in Schedule 1.01(1). For greater certainty, any Liability which is an Excluded Liability is not an Assumed Liability. In the event of a contradiction between the definition of Excluded Liabilities and Assumed Liabilities, the definition of Excluded Liabilities shall prevail and Assumed Liabilities shall be interpreted in consequence.

“Authorization” means, with respect to any Person, any order, permit, approval, consent, waiver, licence, certificate, certificate of authorization, registration, franchise, right, privilege, quota, exemption or similar authorization of any Governmental Authority having jurisdiction over the Person.

“BCSS” has the meaning set out in the preamble.

“CAAF” means a timber supply and forest management agreement (contrat d’approvisionnement et d’aménagement forestier), as such term is used in the Forest Act (Québec), all those to which the Sellers have rights being set out in Schedule 2.09.

“Canadian Collective Bargaining Agreements” has the meaning set out in the Plan.

“Canadian Debtor(s)” means, individually or collectively, SSC Canada, Stone Container Finance Company of Canada II, 3083527 Nova Scotia Company, MBI, Smurfit-MBI, 639647 British Columbia Ltd., BCSS, Specialty Containers Inc., SLP Finance General Partnership, Francobec and 605681 N.B. Inc.

“Canadian Employee Benefit Plans” has the meaning set out in the Plan.

“Canadian Pension Plans” has the meaning set out in the Plan.

“CCAA Charges” has the meaning set out in the Plan.

“Claim” has the meaning set out in the Plan.

“Contract” means any contract, agreement, commitment, promise or undertaking (whether written or oral) that is legally binding and which relates to a Seller or the Acquired Assets and to which any of the Sellers is a party or by which any of the Sellers is bound.

“Effective Time” means the time (Eastern Time) at which the final Monitor’s Certificate is delivered under the Vesting Orders.

“Employees” means all of the employees of the Sellers at the Effective Time, including employees on leave who return within the period prescribed by Applicable Law based on the nature of the leave.

“Encumbrance” means any lien, encumbrance, security interest, pledge, servitude, easement, lease, charge, preemptive right, right of first refusal, option to purchase, encroachments and imperfections of title in regard to real property, mortgage, hypothecation, restriction on transfer of title, adverse claim, title retention agreement of any nature or kind, or other encumbrance.

“Environmental Authorities” means all Governmental Authorities charged with enforcing any of the Environmental Laws.

“Environmental Authorizations” means all Authorizations listed in Schedule 2.01(1)(l) issued or granted to any of the Sellers by Environmental Authorities pursuant to any Environmental Laws.

“Environmental Laws” means all Applicable Laws in respect of the environment and the protection of the environment.

“Excluded Assets” has the meaning set out in Section 2.02.

“Excluded Contracts” has the meaning set out in Section 2.02(i).

“Excluded Liabilities” has the meaning set out in Section 2.04.

“Francobec” has the meaning set out in the preamble.

“General Partner” has the meaning set out in the preamble.

“Governmental Authority” means any Canadian federal, provincial, municipal or local government, or any other governmental, regulatory or administrative authority, or any agency, board, department, commission, court, tribunal or instrumentality thereof.

“GST” has the meaning set out in Section 2.05(1).

“Intellectual Property” means intellectual property of any nature and kind including all domestic and foreign trade-marks, business names, trade names, domain names, trading styles, patents, trade secrets, software, industrial designs and copyrights, whether registered or unregistered, and all applications for registration thereof, and inventions, formulae, recipes, product formulations, processes and processing methods, technology and techniques and know-how.

“Intercompany Claims” has the meaning set out in the Plan.

“Inventories” means all inventories of finished goods, work-in-progress, materials, supplies, tooling, service parts, spare parts, fuels and other goods used by the Sellers.

“Leased Properties” has the meaning set out in Section 2.01(1)(b).

“Liability” means, with respect to any Person, any liability or obligation of such Person whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether matured or unmatured, and whether or not required under generally accepted accounting principles to be accrued on the financial statements of such Person.

“Litigation Claims” has the meaning set out in the Plan.

“MBI” has the meaning set out in the preamble.

“Monitor” means Deloitte & Touche Inc., the court appointed Monitor of the Sellers.

“Monitor’s Certificate” means each certificate required pursuant to a Vesting Order to be issued by the Monitor in order for Acquired Assets to be vested in the Purchaser and/or the General Partner.

“Non-Qualified Employee Benefit Plans” has the meaning set out in the Plan.

“Non-Transferred CBA” means a Canadian Collective Bargaining Agreement in respect of former employees of any Seller whose employment related primarily to: (i) the Excluded Assets; or (ii) any business of the Sellers which has ceased operations or been sold to a third party prior to the Effective Time.

“Other Secured Claim” has the meaning set out in the Plan.

“Partnership Agreement” means the limited partnership agreement in respect of the Purchaser dated March 17, 2010, as amended or restated from time to time.

“Permitted Encumbrances” has the meaning set out in Section 3.01(d).

“Person” means any individual, corporation, partnership, association, joint stock company, joint venture, limited liability company, limited liability partnership, trust, estate, unincorporated organization or other entity, or any domestic or foreign government, governmental agency, or any subdivision, department or other instrumentality thereof.

“Petition Date” has the meaning set out in the Plan.

“Plan” means the joint plan of reorganization for Smurfit-Stone Container Corporation and its debtor subsidiaries and plan of arrangement for SSC Canada and affiliated Canadian Debtors dated January 29, 2010, including all exhibits, supplements, appendices and schedules thereto, as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof and the terms of the CCAA Creditors’ Meeting Order and includes, for purposes of the CCAA Proceedings, the CCAA Plan that is incorporated into such joint plan of reorganization.

“Post-Filing Claims” has the meaning set out in the Plan.

“Prepetition Canadian Revolving Loans” has the meaning set out in the Plan.

“Prepetition Canadian Term Loans” has the meaning set out in the Plan.

“Prepetition Credit Agreement” has the meaning set out in the Plan.

“Purchase Price” has the meaning set out in Section 2.03.

“Purchaser” has the meaning set out in the preamble.

“QST” has the meaning set out in Section 2.05(1).

“Sellers” has the meaning set out in the preamble.

“Smurfit-MBI” has the meaning set out in the preamble.

“Smurfit-MBI Distribution Pool” has the meaning set out in the Plan.

“SSC Canada” has the meaning set out in the preamble.

“SSC Canada Distribution Pool” has the meaning set out in the Plan.

“Tax” means (a) any foreign, federal, provincial, state, municipal, school, county or local income, capital, sales and use, value added (including GST, Harmonized Sales Tax and QST), excise, franchise, real and personal property, land transfer, gross receipt, capital stock, production, business and occupation, disability, employment, payroll, severance or withholding tax or other tax, duty, fee, assessment, deficiency, imposition, Liability or charge imposed by any taxing authority, including any Canada, Québec or other government pension plan premium or contribution, social security or employment insurance premium, deductions at source, withholding tax, and any interest, penalties or fines related thereto or in addition thereto, and (b) any Liability for the payment of any amounts of the type described in clause (a) of this definition of “Tax” as a result of any express obligation to indemnify any other Person or as a result of any obligations under any agreement or arrangements with any other Person with respect to such amounts.

“Tax Act” means the Income Tax Act (Canada).

“Transfer Taxes” has the meaning set out in Section 2.06.

“Vesting Order” has the meaning set out in Section 5.03.

(2)           Capitalized terms used herein that are not otherwise defined shall have the meanings attributed to them in the Plan.

1.02                           Headings

The division of this Agreement into Articles and Sections and the insertion of a table of contents and headings are for convenience of reference only and do not affect the construction or interpretation of this Agreement.  The terms “hereof”, “hereunder” and similar expressions refer to this Agreement and not to any particular Article, Section or other portion hereof.  Unless something in the subject matter or context is inconsistent therewith, references herein to Articles, Sections and Schedules are to Articles and Sections of and Schedules to this Agreement.

1.03                           Extended Meanings

In this Agreement, words importing the singular number include the plural and vice versa and words importing any gender include all genders.  The term “including” means “including without limiting the generality of the foregoing” and the term “third party” means any Person other than the Sellers and the Purchaser.

1.04                           Statutory References

In this Agreement, unless something in the subject matter or context is inconsistent therewith or unless otherwise herein provided, a reference to any statute is to that statute as now enacted and includes any regulations made thereunder.

1.05                           Currency

All references to currency herein are to lawful money of Canada, except as otherwise indicated.

1.06                           Schedules

The following are the Schedules to this Agreement:

Schedule 1.01(1)	-	Certain Assumed Liabilities;
Schedule 2.01(1)(a)	-	Owned Real Properties;
Schedule 2.01(1)(b)	-	Leased Properties;
Schedule 2.01(1)(g)	-	Owned Intellectual Property;
Schedule 2.01(1)(i)	-	Schiffenhaus Canada Inc. Shares;
Schedule 2.01(1)(j)	-	Aspamill, Rollcraft and Rosenbloom Group Shares;
Schedule 2.01(1)(l)	-	Environmental Authorizations and Other Authorizations;
Schedule 2.01(1)(n)	-	Certain Litigation Claims;
Schedule 2.02(i)	-	Excluded Contracts;
Schedule 2.02(j)	-	Excluded Assets;
Schedule 2.03(2)	-	Purchase Price Allocation (Seller and Asset Class);

Schedule 2.09	-	CAAFs; and
Schedule 3.01(d)	-	Permitted Encumbrances.

ARTICLE 2 - TRANSFER OF ASSETS

2.01                           Transfer of Acquired Assets

(1)           Upon and subject to the terms and conditions hereof, as of and with effect from the Effective Time, each of the Sellers hereby sells, conveys, transfers and assigns to the Purchaser, and the Purchaser hereby acquires from the Sellers, the universality of the personal and movable and real and immovable property of each of the Sellers, other than the Excluded Assets, (the “Acquired Assets”) including all rights, title, benefit and interest of each of the Sellers in and to the following:

(a)                                  the immovable and real properties described in Schedule 2.01(1)(a);

(b)                                 all rights as lessee in the immovable and real properties set out in Schedule 2.01(1)(b) (the “Leased Property”);

(c)                                  all machinery, equipment, vehicles, tools, handling equipment, furniture, furnishings, computer hardware and peripheral equipment, supplies and accessories owned, leased or otherwise used by the Sellers;

(d)                                 all Inventories;

(e)                                  all cash on hand or held in bank accounts of the Sellers;

(f)                                    all accounts receivable, trade accounts, credits, notes receivable (other than Intercompany Claims), book debts and any other debts and amounts due or accruing to the Sellers with respect to their business and operations as at the Effective Time;

(g)                                 all Intellectual Property owned by the Sellers, including the Intellectual Property listed in Schedule 2.01(1)(g);

(h)                                 all Contracts other than the Excluded Contracts, including the Contracts listed in Exhibit 11 to the Plan (the “Assumed Contracts”);

(i)                                     the shares in the share capital of Schiffenhaus Canada Inc. held by Smurfit-MBI, as set out in Schedule 2.01(1)(i);

(j)                                     the shares in the share capitals of Aspamill Inc., Rollcraft Inc. and Rosenbloom Group Inc. held by SSC Canada, as set out in Schedule 2.01(1)(j);

(k)                                  all Intercompany Claims held by Canadian Debtors that are Sellers;

(l)                                     all Authorizations required to carry on the operations of the Sellers in the usual and ordinary course, including the Environmental Authorizations listed in Schedule 2.01(1)(l), the whole to the extent transferable by Applicable Law;

(m)                               the goodwill related to the operations of the Sellers;

(n)                                 all Litigation Claims of the Sellers, including those set out in Schedule 2.01(1)(n);

(o)                                 all prepaid expenses and deposits of the Sellers including all prepaid Taxes (other than income Taxes) and water rates, all prepaid purchases of gas, oil and electricity and all prepaid lease payments;

(p)                                 all personnel records, inspection records and other records, books, documents and data bases recorded or stored by means of any device, including in electronic form, as are in the possession or under the control of the Sellers; and

(q)                                 all assets held in connection with the Canadian Pension Plans as set out in Section 4.02, including all agreements pursuant to which the assets of the Canadian Pension Plans are held, and all contracts for service relating to the Canadian Pension Plans.

(2)           Title to, and ownership and possession of, the Acquired Assets shall pass to the Purchaser at the Effective Time.

2.02                           Excluded Assets

The Acquired Assets shall not include any of the following owned by any Seller (collectively, the “Excluded Assets”):

(a)                                  shares in the share capital of St. Laurent Display and Packaging Inc.;

(b)                                 shares in the share capital of Celgar Investments, Inc.;

(c)                                  shares in the share capital of Stone Venepal (Celgar) Pulp, Inc.;

(d)                                 shares in the share capital of Serpac Containers Limited;

(e)                                  shares in the share capital of 639647 British Columbia Ltd.;

(f)                                    shares in the capital of Specialty Containers Inc.;

(g)                                 the shares in the share capital of 3083527 Nova Scotia Company;

(h)                                 all shares, units or other equity interests held by any Seller in the capital of any other Seller;

(i)                                     the Contracts set out in Schedule 2.02(i) and any Contracts with respect to any business or assets which have ceased operations or have been sold to a third party prior to the Effective Time (the “Excluded Contracts”); and

(j)                                    any of the assets or property set out in Schedule 2.02(j).

2.03        Purchase Price

(1)                                 The purchase price agreed by the Sellers and the Purchaser for the sale, conveyance, transfer and assignment of the Acquired Assets by the Sellers to the Purchaser shall be the aggregate of the following (the “Purchase Price”) and shall be paid as follows on the date of this Agreement:

(a)                                 the payment of cash in the amount of US$393,646,808.20, being the amount necessary to repay the principal amount of the Prepetition Canadian Revolving Loans and the Prepetition Canadian Term Loans in full, plus any accrued but unpaid interest thereon payable at the non-default interest rate under the Prepetition Credit Agreement and all other amounts payable in connection therewith under the Plan;

(b)                                 the payment of cash in the amount of US$64,451.00, being the amount necessary to pay the principal amount of all Other Secured Claims against the Sellers in full, plus any accrued but unpaid interest thereon required to be paid under Applicable Law;

(c)                                  the payment of cash in the amount of US$7,979,222.00, being the amount necessary to satisfy in full all Administrative Expense Claims, Post-Filing Claims and CCAA Charges against the Canadian Debtors, including, without limitation, any monetary amounts by which each executory Contract and unexpired lease to be assigned to the Purchaser is in default;

(d)                                 the payment of cash in the amount (i) of US$39,000,000.00 necessary to fund the SSC Canada Distribution Pool and the Smurfit-MBI Distribution Pool, which shall be available for distribution to Affected Unsecured Creditors of SSC Canada and Smurfit-MBI in accordance with Article IV of the Plan and (ii) US$110,000.00 for General Unsecured Claims with respect to BCSS; and

(e)                                  the assumption and undertaking by the Purchaser to timely fulfil and perform all of the Assumed Liabilities.

(2)                                 The payments set forth in Section 2.03(1) shall be (i) paid to or as directed by the Sellers and (ii) allocated among each of the Sellers as set forth in Schedule 2.03(2), and among each class of assets as set forth in such Schedule. Each of the Sellers and the Purchaser hereby agree to file their respective Tax returns in a manner consistent with the allocation set out in Schedule 2.03(2).

2.04        Excluded Liabilities

The Purchaser will not assume or be liable for, and the Sellers will retain and remain responsible for, all of the Liabilities of the Sellers other than the Assumed Liabilities (and then only in accordance with the terms of, and to the extent of, the Assumed Liabilities), whether such

Liabilities are related to the Acquired Assets or otherwise (the “Excluded Liabilities”). Without limiting the foregoing, the Excluded Liabilities specifically include each of the following:

(i)            all Liabilities of each of the Sellers for Taxes;

(ii)           all Liabilities of, and Claims (including without limitation any grievance) against, any Seller or the Acquired Assets as of the Effective Time or arising thereafter but related to or arising out of the operations of any of the Sellers or the Acquired Assets prior to the Petition Date;

(iii)          all Liabilities of each of the Sellers with respect to any business or assets which have ceased operations or have been sold to a third party prior to the Effective Time;

(iv)          all Liabilities arising out of any violation of Applicable Laws, including Environmental Laws, by any Seller on or prior to the Petition Date;

(v)           all Liabilities for debt or any other liability or obligation of any Seller that does not relate to, or arise from, the operations of the Sellers or the Acquired Assets;

(vi)          all Liabilities of Employees who refuse the offer of employment by the Purchaser pursuant to Section 4.01(1);

(vii)         any existing or future obligation of any Canadian Debtor under any Non-Qualified Employee Benefit Plan;

(viii)        all Liabilities relating to the Excluded Assets; and

(ix)          all Liabilities relating to bulk sales laws applicable to the transactions contemplated by this Agreement.

2.05        Tax Elections

(1)           Each of the Sellers and the Purchaser will jointly execute an election, in the prescribed form and containing the prescribed information, to have Section 167 of the Excise Tax Act (Canada) and, to the extent applicable, Sections 75 and 75.1 of An Act respecting the Québec Sales Tax apply to the conveyance, transfer and assignment of the Acquired Assets hereunder so that no tax is payable in respect of such conveyance, transfer and assignment under Part IX of the Excise Tax Act (Canada) (such tax is hereinafter referred to as “GST”) and Title I of An Act respecting the Québec Sales Tax (such tax is hereinafter referred to as “QST”). The Purchaser will file such elections with the applicable Governmental Authorities within the time prescribed by the Excise Tax Act (Canada) and An Act respecting the Québec Sales Tax.

(2)           Each of the Sellers and the Purchaser will execute and file, on a timely basis and using the prescribed form, a joint election under Section 22 of the Tax Act and Section 184 of the Taxation Act (Québec) as to the sale of the accounts receivable conveyed, transferred and assigned under this Agreement, and prepare their respective Tax returns in a manner consistent with such joint election.  For the purposes of such joint election, the elected amount in respect of the accounts receivable will be consistent with the allocation set forth in Schedule 2.03(2) with respect to the accounts receivable.

(3)           Each of the Sellers and the Purchaser will, if the Purchaser notifies such Seller, execute and file, on a timely basis and using any prescribed form, a joint election under Subsection 20(24) of the Tax Act and Section 157.10 of the Taxation Act (Québec) as to the assumption hereunder of prepaid obligations to deliver goods or provide services in the future, and prepare their respective Tax returns in a manner consistent with such joint election. To the extent such an election is filed, the Sellers acknowledge that each applicable Seller conveyed, transferred and assigned the Acquired Assets to the Purchaser in part as consideration for the Purchaser assuming prepaid obligations of each such Seller to deliver goods or provide services in the future.

2.06        Transfer Taxes

The Purchaser will be liable for and will pay all transfer, land transfer or other similar Taxes properly payable under any Applicable Law (collectively, “Transfer Taxes”) on or with respect to the conveyance, transfer and assignment of the Acquired Assets under this Agreement to the extent no exemption from such Transfer Taxes is available by Applicable Law or court order.  The consideration payable by the Purchaser to Sellers hereunder does not include Transfer Taxes.

2.07        Amounts Received After Effective Time

All amounts collected on or after the Effective Time or other amounts receivable relating to the Acquired Assets or the business conducted by the Sellers prior to the Effective Time or the Purchaser on or after the Effective Time shall belong to the Purchaser, and if received by any Seller shall be received for the benefit and the account of the Purchaser, and such Seller shall transfer and remit to the Purchaser all such amounts received by or paid to it on or after the Effective Time.

2.08        Non-Assignable Contracts and Commitments

(1)           The Sellers will use commercially reasonable efforts (other than the payment of money or assumption of obligations) to obtain any third party consents or waivers necessary to permit the assignment to, and assumption by, the Purchaser of all the Assumed Contracts that have not been obtained prior to the Effective Time.

(2)           Nothing in this Agreement will constitute an agreement to assign or an attempted assignment of any Assumed Contract for which any requisite consent or waiver to the assignment thereof has not been obtained or otherwise ordered by a court of competent jurisdiction (including the Vesting Order). To the extent permitted by Applicable Law, if any requisite consent or waiver has not been obtained or ordered on or prior to the Effective Time, the applicable Assumed Contract will be held by the applicable Seller in trust for the benefit of the Purchaser and the Purchaser will perform the obligations of such Seller thereunder and be entitled to receive all money becoming due and payable under and other benefits derived from the Assumed Contract immediately after receipt by the applicable Seller; however, at the request, expense and direction of the Purchaser and in the name of the applicable Seller or otherwise as the Purchaser may specify, the applicable Seller will take all action and do or cause to be done all things that are, in the opinion of the Purchaser, necessary or proper in order that the obligations of such Seller may be performed in such a manner that the value of the Assumed Contract is preserved and enure to the benefit of the Purchaser, and that the collection of moneys due and payable to the Purchaser in and under the Assumed Contract are received by the Purchaser.

2.09        CAAFs

The applicable Sellers and the Purchaser will use commercially reasonable efforts, including the provision of such notices and applicable information to Governmental Authorities as may be necessary or useful, to permit the Purchaser to enter into CAAFs and the biomass agreement on terms substantially similar to those of the CAAFs and agreement set out in Schedule 2.09.  The Sellers and the Purchaser shall provide each other with a copy of any written documents received or to be sent relating to the entering into by the Purchaser of such CAAFs and agreement.  The applicable Sellers hereby authorize the Purchaser to act on their behalf in order to do such things and perform such acts as may be necessary or useful to permit the Purchaser to enter into such CAAFs and agreement.

2.10        Authorizations

The Sellers and the Purchaser will use commercially reasonable efforts, including the provision of such notices and applicable information to Governmental Authorities as may be necessary or useful, to permit the Purchaser to obtain such Authorizations as may be necessary to put into effect the transactions set out in this Agreement.  The Sellers and the Purchaser shall provide each other with a copy of any written documents received or to be sent relating to such Authorizations.  The Sellers hereby authorize the Purchaser to act on their behalf in order to do such things and perform such acts as may be necessary or useful to permit the Purchaser to obtain such Authorizations.

ARTICLE 3 - REPRESENTATIONS AND WARRANTIES

3.01        Sellers’ Representations and Warranties

The Sellers jointly and severally represent and warrant as follows to the Purchaser and acknowledge and agree that the Purchaser is relying upon the representations and warranties in connection with the transactions contemplated in this Agreement:

(a)                                 Incorporation and Qualification.  Each of the Sellers (other than Smurfit-MBI) is a corporation incorporated and existing under the laws of its respective incorporating jurisdiction as set out in the preamble, and has the corporate power to own and operate its property, carry on its business and enter into and perform its obligations under this Agreement.  Smurfit-MBI has been formed and is existing as a limited partnership under the laws of Ontario and has the power to own and operate its property, carry on its business and perform its obligations under this Agreement.

(b)                                 Authorization.  The execution and delivery of and performance by the Sellers of this Agreement and the consummation of the transactions contemplated by it have been duly authorized by all necessary corporate action on the part of each of the Sellers and, in the case of Smurfit-MBI, all partnership action on its part and all necessary corporate action on the part of MBI in its capacity as general partner of Smurfit-MBI.

(c)                                  Execution and Binding Obligation.  This Agreement has been duly executed and delivered by each of the Sellers, and constitutes a legal, valid and binding agreement of each of them, enforceable against each of them in accordance with its terms, subject only to any limitation under Applicable Laws relating to (i) bankruptcy, winding-up, insolvency, arrangement, fraudulent preference and conveyance, assignment and preference and other similar laws of general application affecting the enforcement of creditors’ rights, and (ii) the discretion that a court may exercise in the granting of equitable remedies such as specific performance and injunction.

(d)                                 Title to the Acquired Assets.  Except for the Excluded Assets, the property and assets included in the Acquired Assets constitute all of the assets used by the Sellers in carrying on their operations.  The Sellers have legal and beneficial ownership of the Acquired Assets free and clear of all Encumbrances, except for the encumbrances set out in Schedule 3.01(d) (the “Permitted Encumbrances”).  No Person other than the Sellers owns any property or assets which are being used by the Sellers, except for the Leased Property.

(e)                                  Residence.  None of the Sellers is a non-resident of Canada for the purposes of the Tax Act.

3.02        Purchaser’s Representations and Warranties

The Purchaser represents and warrants as follows to the Sellers and acknowledges and agrees that the Sellers are relying upon the representations and warranties in connection with the transactions contemplated in this Agreement:

(a)                                 Formation and Qualification.  The General Partner has the corporate power and capacity to own its property and assets, to conduct business as presently conducted, including the business of the Purchaser, and to enter into and perform the obligations of the Purchaser under the Partnership Agreement and under this Agreement.  The Purchaser has been formed and is existing as a limited partnership under the Limited Partnerships Act (Ontario) and the General Partner has registered the name of the Purchaser with the registrar under the Business Names Act (Ontario).

(b)                                 Authorization.  The General Partner has taken all necessary corporate and partnership action to authorize the execution, delivery and performance by the Purchaser of this Agreement and the transactions contemplated by it.

(c)                                  Execution and Binding Obligation.  The General Partner has duly executed and delivered this Agreement on behalf of the Purchaser.  This Agreement is a legal, valid and binding obligation of the Purchaser, and is enforceable against it in accordance with its terms, subject only to any limitation under Applicable Laws relating to (i) bankruptcy, winding-up, insolvency, arrangement, fraudulent preference and conveyance, assignment and preference and other similar laws of general application affecting the enforcement of creditors’ rights, and (ii) the discretion that a court may exercise in the granting of equitable remedies such as specific performance and injunction.

ARTICLE 4 - COVENANTS

4.01        Employees

(1)                                 The Purchaser will, effective at the Effective Time:

(a)                                 offer employment or, as the case may be, continued employment to all of the Employees on the terms and conditions of employment that are in effect at the Effective Time for those Employees who are not covered by a Canadian Collective Bargaining Agreement; and

(b)                                 be the successor to Sellers for those Employees who are covered by the Canadian Collective Bargaining Agreements other than Non-Transferred CBAs, and will be bound by and observe all of the terms, conditions, rights and obligations under such applicable Canadian Collective Bargaining Agreements, as the case may be, subject to Applicable Laws governing labour.

(2)           The Purchaser will be responsible for and will discharge all obligations and liabilities in respect of all Employees, with the exception of the Excluded Liabilities contemplated in Section 2.04.

4.02        Pension and Benefits

Effective as of the Effective Time, each Seller hereby assigns, and the Purchaser hereby assumes, all of the rights, obligations and benefits of such Seller in respect of (i) the Canadian Pension Plans, including all funding agreements pursuant to which the assets of the Canadian Pension Plans are held, and all contracts for service relating to the Canadian Pension Plans, and (ii) the Canadian Employee Benefit Plans.

4.03        Environmental Matters

(1)           The Sellers hereby authorize the Purchaser to act on their behalf in order to do such things and perform such acts as may be necessary or useful for the transfer, modification, issuance or re-issuance of any Environmental Authorizations. The Sellers will ensure that the Purchaser has access to all relevant information necessary for preparing and filing the documentation to effect such transfers.  The Sellers and the Purchaser shall provide each other with a copy of any written documents received or to be sent relating to the transfer of Environmental Authorizations.

(2)           The Purchaser will immediately inform the Sellers upon receipt of any verbal or written notice, claim or remediation order in connection with transfer of Environmental Authorizations, including any letter concerning inspections from the Environmental Authorities, meetings or discussions relating to the transfer of the Environmental Authorizations or in connection with the transfer of the Acquired Assets. The Purchaser shall provide the Sellers with a copy of any such written notice, claim or remediation order within twenty-four (24) hours upon receipt.

4.04        Cooperation on Tax Matters

The Sellers and the Purchaser will furnish or cause to be furnished to each other, each at its own expense, as promptly as practicable, such information and assistance, and provide additional information and explanations of any material provided, relating to the Acquired Assets as is reasonably necessary for the filing of any Tax returns, for the preparation of any audit, and for the prosecution or defence of any claim relating to any adjustment or proposed adjustment with respect to Taxes.

ARTICLE 5- GENERAL

5.01        Further Assurances

(1)           Each of the Sellers and the Purchaser will from time to time execute and deliver all such further documents and instruments and do all acts and things as the other party may reasonably require to effectively carry out or better evidence or perfect the full intent and meaning of this Agreement, including to fully vest title to the Acquired Assets in the name of the Purchaser.

(2)           Each of the Sellers hereby appoints the Purchaser as its non-exclusive agent in order to effect the transactions contemplated in this Agreement, including the transfer or re-issuance of or in respect of Environmental Authorizations, other Authorizations, CAAFs and benefit plans (including pension plans).

(3)           The Purchaser may designate the General Partner as its nominee to hold registered title to, and/or, if applicable, legal or bare title to, any Acquired Assets, including immovable and real property, for and on behalf of the Purchaser.

5.02        Benefit of the Agreement

This Agreement will enure to the benefit of and be binding upon the respective heirs, executors, administrators, other legal representatives, successors and permitted assigns of the parties.

5.03        Entire Agreement

This Agreement (read in conjunction with the provisions of the Plan applicable to the Purchaser and the Sellers) constitutes the entire agreement between the parties with respect to the subject matter hereof and cancels and supersedes any prior understandings and agreements among the parties with respect thereto.  There are no representations, warranties, terms, conditions, undertakings or collateral agreements, express, implied or statutory, among the parties other than as expressly set forth in this Agreement and the applicable provisions of the Plan.  Notwithstanding the foregoing, the parties agree that the Acquired Assets are being sold, conveyed, transferred and assigned to the Purchaser, and the Assumed Liabilities are being assumed by the Purchaser, subject to and strictly in accordance with the terms of the approval of, and vesting orders issued by, the Ontario Superior Court of Justice (Commercial List) in respect of this Agreement (each a “Vesting Order”).

5.04        Amendments and Waivers

No amendment to this Agreement will be valid or binding unless set forth in writing and duly executed by all of the parties.  No waiver of any breach of any provision of this Agreement will be effective or binding unless made in writing and signed by the party purporting to give the same and, unless otherwise provided, will be limited to the specific breach waived.

5.05        Assignment

This Agreement may not be assigned by a party without the prior written consent of the other parties.

5.06        Notices

Any demand, notice or other communication to be given in connection with this Agreement must be given in writing and will be given by personal delivery, by registered mail or by electronic means of communication addressed to the recipient as follows:

To the Sellers:

Smurfit-Stone Container Canada Inc.
1035 Hodge Street, Suite A
Montreal, Quebec
Canada H4N 2B4

Attention:  Senior Counsel
Fax: 1 (866) 414-6954

To the Purchaser:

Smurfit-Stone Container Canada, L.P.
1035 Hodge Street, Suite A
Montreal, Quebec
Canada H4N 2B4

Attention:  Senior Counsel
Fax: 1 (866) 414-6954

or to such other street address, individual or electronic communication number or address as may be designated by notice given by any party to the other.  Any demand, notice or other communication given by personal delivery will be conclusively deemed to have been given on the day of actual delivery thereof and, if given by registered mail, on the third business day (in the jurisdiction of receipt) following the deposit thereof in the mail and, if given by electronic communication, on the day of transmittal thereof if given during the normal business hours of the recipient and on the business day (in the jurisdiction of receipt) during which such normal business hours next occur if not given during such hours on any day.  If the party giving any demand, notice or other communication knows or ought reasonably to know of any difficulties with the postal system that might affect the delivery of mail, any such demand, notice or other communication may not be mailed but must be given by personal delivery or by electronic communication.

5.07        Plan Prevails

In the event of any inconsistency between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall prevail. In the event any term of this Agreement is ambiguous, the terms of the Plan may be used to try to resolve such ambiguity.

5.08        Governing Law

This Agreement is governed by and will be construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

5.09        Attornment

For the purpose of all legal proceedings this Agreement will be deemed to have been performed in the Province of Ontario and the courts of the Province of Ontario will have jurisdiction to entertain any action arising under this Agreement. The Sellers and the Purchaser each attorns to the non-exclusive jurisdiction of the courts of the Province of Ontario.

5.10        Counterparts

This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original and all of which taken together will be deemed to constitute one and the same instrument.

5.11        Electronic Transmission

Delivery of an executed signature page to this Agreement by any party by electronic transmission will be as effective as delivery of a manually executed copy of this Agreement by such party.

[Signature page follows.]

IN WITNESS WHEREOF the parties have executed this Agreement.

SMURFIT–STONE CONTAINER CANADA INC.

Per:	/s/ Dean Jones
	Name:	Dean Jones
	Title:	Assistant Secretary

MBI LIMITED/LIMITÉE

Per:	/s/ Dean Jones
	Name:	Dean Jones
	Title:	Assistant Secretary

SMURFIT—MBI, herein acting by its general partner, MBI Limited/Limitée

Per:	/s/ Dean Jones
	Name:	Dean Jones
	Title:	Assistant Secretary

FRANCOBEC COMPANY

Per:	/s/ Dean Jones
	Name:	Dean Jones
	Title:	Assistant Secretary

B.C. SHIPPER SUPPLIES LTD.

Per:	/s/ Dean Jones
	Name:	Dean Jones
	Title:	Assistant Secretary

SMURFIT-STONE CONTAINER CANADA, L.P., herein acting by its general partner, 3242795 Nova Scotia Limited

Per:	/s/ Dean Jones
	Name:	Dean Jones
	Title:	Assistant Secretary